UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2009

Weingarten Realty Investors

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

1-9876	74-1464203
(Commission File Number)	(IRS Employer Identification No.)

2600 Citadel Plaza Drive, Suite 300, Houston, Texas	77008
(Address of Principal Executive Offices)	(Zip Code)

(713) 866-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: Weingarten Realty Investors is filing this amended Current Report on Form 8-K/A to correct a typographical error regarding its estimated Funds From Operations which was included in a Current Report on Form 8-K filed on April 16, 2009 and to correct typographical errors that appear in the exhibits to such Form 8-K. The corrected information appears below and in the accompanying exhibits. Accordingly, this Current Report on Form 8-K/A supersedes, in its entirety, the Current Report on Form 8-K filed on April 16, 2009.

Item 7.01. Regulation FD Disclosure.

The company estimates that its Funds From Operations (“FFO”), a widely accepted supplemental measure of REIT performance, will be between $1.87 and $2.11 per diluted common share for the year ending December 31, 2009, after considering the effect of the proposed offering of 25,500,000 common shares of beneficial interest announced today (assuming such shares were outstanding for all of 2009). This FFO estimate does not include impairment charges, if any, that may be taken in 2009.

Please refer to Exhibits 99.1 and 99.2, which are incorporated into this Item 7.01 by reference.

The information in this item shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any disclosure document relating to the company, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 16, 2009 issued by Weingarten Realty Investors.

99.2	Press Release, dated April 16, 2009 issued by Weingarten Realty Investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2009

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer
Vice President/Chief Accounting Officer

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